EXHIBIT 23.1

INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement of Washington Federal, Inc. on Form S-8 of our report dated October 19, 2001 incorporated by reference in the Annual Report on Form 10-K of Washington Federal, Inc. for the year ended September 30, 2001.


/S/ Deloitte & Touche LLP
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Deloitte & Touche LLP

Seattle Washington
January 18, 2002

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